SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 8, 2011

OTTER TAIL CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	0-53713	27-0383995
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

215 South Cascade Street, P.O. Box 496, Fergus Falls, MN		56538-0496
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (866) 410-8780

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2011, Otter Tail Corporation (the “Company”) announced the resignation of John Erickson as President and Chief Executive Officer of the Company on September 8, 2011. Mr. Erickson will retain his seat on the Company’s Board of Directors. The Board has appointed current director Edward J. (“Jim”) McIntyre to serve as interim Chief Executive Officer. Mr. McIntyre, 60, is retired Vice President and former Chief Financial Officer of energy company Xcel Energy, Inc. He has been a member of the Board of Directors since 2006. A copy of the related press release is filed as Exhibit 99.1 hereto.

Mr. Erickson’s departure is being treated as a termination without Cause for purposes of his Executive Employment Agreement with the Company dated as of July 1, 2009. The Agreement was filed as Exhibit 10-P-1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 and is described in the Company’s proxy statement for its 2011 Annual Meeting of Shareholders filed with the Securities and Exchange Commission on March 2, 2011.

While he is serving as the interim Chief Executive Officer, Mr. McIntyre will receive monthly compensation of $45,000 and reimbursement for certain expenses. He will continue to receive the director fees paid to the Company’s non-employee directors. Mr. McIntyre will not be considered to be an independent director while serving as interim CEO and, consequently, resigned from the Audit and Compensation Committees of the Board of Directors.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued September 8, 2011.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OTTER TAIL CORPORATION
Date: September 8, 2011

	By	/s/ George Koeck
George Koeck Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description of Exhibit

99.1	Press release issued September 8, 2011.

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